Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form 10 No. 000-56556 of Bloom HoldCo LLC of our report dated December 20, 2023 which includes explanatory paragraphs relating to 1) the Company’s ability to continue as a going concern, and 2) uncertainties relating to cryptocurrency assets, relating to the consolidated financial statements which appear in this Form 10-K.

/s/ WithumSmith+Brown, PC

New York, New York

December 20, 2023